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                                                                       EXHIBIT 1

                       AMERICAN ASSET ADVISERS TRUST, INC.
                            SELECTED DEALER AGREEMENT

                           ___________________, 1996


__________________________
__________________________
__________________________

Dear Sirs:

         American Asset Advisers Trust, Inc., a Maryland corporation (the "Company") proposes to issue and sell up to $29,250,000 aggregate principal amount of shares of common stock (the "Shares") in a public offering registered with the Securities and Exchange Commission ("SEC"). Such Shares are to be sold for cash for $10.25 each and the minimum purchase by any one person shall be two
(2) Shares. In connection therewith, the Company hereby agrees with you (the "Selected Dealer") as follows:

         1.      Representations and Warranties of the Company.

         The Company represents and warrants to the Selected Dealer that:

                 1.1. A registration statement (File No. 0-28378) with respect to the Company has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933 as amended (the "Securities Act"), and the applicable rules and regulations (the "Rules and Regulations") of the SEC thereunder, covering the Securities. Said registration statement includes a final prospectus filed with the SEC on _____________, 1996 and was declared effective by the SEC on ______________, 1996. Copies of such registration statement and each amendment thereto, and copies of the final prospectus included in such registration statement and any supplement, have been or will be delivered to the Selected Dealer. (The registration statement and the prospectus included therein at such date as finally amended and revised at the effective date of the registration statement are hereinafter referred to, respectively, as the "Registration Statement" and the "Prospectus", except that if the prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the prospectus filed pursuant to Rule 424(b)).

                 1.2. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Maryland with corporate power and authority to own its properties and conduct its business as described in the
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Prospectus. The authorized and outstanding capital stock and the financial position of the Company is as set forth in the Prospectus as of the dates stated therein, and there has been no material adverse change therein since such dates.

                 1.3. The Company intends to use the funds received from the sale of the Securities as set forth in the Prospectus.

                 1.4. The Registration Statement and Prospectus comply or will comply with the Securities Act and the Rules and Regulations and do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided however, that the foregoing provisions of this Section 1.4 do not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Selected Dealer and are based upon information furnished by the Selected Dealer in writing to the Company specifically for inclusion therein.

                 1.5. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Securities, except such as may be required under the Securities Act or state securities laws.

                 1.6. There are no actions, suits or proceedings pending, or to the knowledge of the Company threatened, against the Company or any of its property, at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

                 1.7. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with, or constitute a default under, any charter, bylaw, indenture, mortgage, deed of trust, lease or rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, or any of its property, except to the extent that the enforceability of the indemnity or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

                 1.8. The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

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                 1.9. At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

                 1.10. The financial statements contained in the Registration Statement and the Prospectus fairly present the financial condition of the Company and the results of its operations as of the dates and for the periods therein specified; such financial statements have been prepared in accordance with generally accepted principles of accounting consistently maintained throughout the period involved; and Deloitte and Touche have rendered an opinion on certain of such financial statements and are independent public accountants within the meaning of the Securities Act and the Rules and Regulations.

         2.      Covenants of the Company.

         The Company covenants and agrees with the Selected Dealer that:

                 2.1. It will, at no expense to the Selected Dealer, furnish to the Selected Dealer such number of printed copies (in English) of the Registration Statement, including all amendments and exhibits thereto, as the Selected Dealer may reasonably request. It will similarly furnish to the Selected Dealer, as many copies as it may reasonably request of (i) the Prospectus (in English) in final form and of every form of supplemental or amended prospectus, (ii) this Agreement, and (iii) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies) which the Selected Dealer may reasonably request in connection with the offering of the Securities.

                 2.2. It will furnish such proper information and execute and file such documents as may be necessary to qualify the Securities for offer and sale under the "blue sky" laws of such jurisdictions as the Selected Dealer may reasonably designate and will file and make in each year such statements and reports as may be required under such laws. It will furnish to the Selected Dealer, upon request, a copy of all documents filed by the Company in connection with any such qualification.

                 2.3. It will: (i) use its best efforts to cause the Registration Statement to become effective; (ii) furnish copies of any proposed amendment or supplement of the Registration statement or Prospectus to the Selected Dealer; (iii) file every amendment or supplement to the Registration Statement or the Prospectus that my be required by the SEC; and (iv) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, use its best efforts to obtain the lifting of such order at the earliest possible time.

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                 2.4. If at any time when a prospectus relating to the
Securities is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Selected Dealer, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make any statement therein not misleading, they will promptly notify the Selected Dealer thereof (unless the information shall have been received from the Selected Dealer) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

         3.      Obligations and Compensation of Selected Dealer.

                 3.1. The Company hereby appoints the Selected Dealer as its agent and one of its distributors for the purposes of selling for cash up to 2,853,658.5365 Shares directly to its clients and customers at the public offering subject to the terms and conditions stated in the Prospectus. The Selected Dealer shall be a member of the National Association of Securities Dealers, Inc. ("NASD"). The Selected Dealer hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Securities on said terms and conditions. The Selected Dealer represents to the Company that it is a member of the NASD and that it and its employees and representatives have all the required licenses, registrations and approval necessary to act under this Agreement.

                 3.2. Promptly after the effective date of the Registration Statement, the Selected Dealer shall commence the offering of the Securities for cash to the public in jurisdictions in which the Securities are registered or qualified for sale or in which such offering is otherwise permitted. The Company shall be responsible for the handling, processing and documentation of investor funds. The Selected Dealer agrees that it will transmit all checks received from investors for Securities, together with an Order Form as attached to the Prospectus as Exhibit B properly completed by the investor and the investor's registered representative and all other investor documentation, to the Company by noon of the business day following receipt. All checks shall be made payable to American Asset Advisers Trust, Inc. All subscriptions shall be subject to acceptance by the Company. No subscription agreement will be accepted unless the broker's representation contained therein has been duly completed by the registered representative soliciting such subscription. The Selected Dealer will suspend or terminate offering of the Securities upon request of the Company at any time and will resume offering the Securities upon subsequent request of the Company.

                 3.3. Selected Dealer has, or will have, prior to its participation in the offering, reasonable grounds to believe that

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all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Company, including information relating to items of compensation, properties acquired to date (if any), tax aspects, financial stability and experience of the Company, conflicts of interest, risk factors, and pertinent documents and reports.

                 3.4. (a) As compensation for the services rendered by the Selected Dealer and other costs, except bona fide accountable due diligence expenses incurred by the Selected Dealer in connection with the offer and sale of the Securities, the Company shall pay to the Selected Dealer from the gross proceeds of the offering, a selling commission representing a percentage of the gross proceeds, as determined by the following schedule, of all Securities sold by the Selected Dealer, and accepted and confirmed by the Company. The selling commission schedule is as follows:

         Amount of Shares Sold             Selling
         to a Single Purchaser             Commission Per Share
         ---------------------             --------------------

         Less than $250,000                      $    .82
         $250,000 - $299,999                          .76
         $300,000 - $399,999                          .72
         $400,000 - $499,999                          .65
         $500,000 - $599,999                          .60
         $600,000 - $699,999                          .54
         $700,000 - $799,999                          .50
         $800,000 - $899,999                          .44
         $900,000 or more                             .39

                 (b) For purposes of determining the selling commission payable with respect to subscriptions made by a single purchaser, certain subscriptions may be combined and the selling commission apportioned pro rata among the subscriptions. Separate subscriptions by an individual, his or her spouse, their minor children, trusts established on behalf of any of them, and a corporation, partnership, association or similar organized group in which any of the foregoing hold a controlling interest (provided such entity has been in existence for at least six months at the time of subscription and was not formed for the purpose of subscribing) will be treated as submitted by a single purchaser. Moreover, any purchaser (whether an individual, a corporation, partnership, trust or other entity) that subscribes for additional interests subsequent to an initial purchase of Securities may combine all such prior and subsequent subscriptions for the purpose of computing total selling commissions.

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                 (c) The following purchasers will be permitted to aggregate their subscriptions as described below for purposes of the reduced selling commissions for volume purchases: (1) all profit-sharing pension and other retirements trusts (other than any self-employed retirement plan or IRA) and all funds and foundations maintained by a single corporation, partnership or other entity; (ii) all profit-sharing, pension and other retirement trusts (other than any self-employed retirement plan or IRA) and all funds and foundations maintained by a single corporation, partnership or other entity; (ii) all profit-sharing, pension and other retirement trusts and all funds or foundations over which a single bank or entity (except an individual, or an investment adviser registered under the Investment Advisers Act of 1940) exercises discretionary authority with respect to an investment in the Company; and (iii) all clients of an investment adviser registered under the Investment Advisers Act of 1940 who have been advised by such adviser regarding an investment in the Company, and who are not being charged by such adviser or its affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of interests. No purchaser may simultaneously combine subscriptions with purchasers in more than one of categories (i), (ii) and (iii).


                 (d) In addition to the selling commissions, the Company will pay nonaccountable expense reimbursement only as set forth in an exhibit hereto. The selling commissions and any nonaccountable expense reimbursement are collectively referred to as "sales compensation."


                 (e) The Company will reimburse the Selected Dealer for bona fide, accountable due diligence expenses of the Company in an aggregate amount up to one-half percent (.5%) of the gross proceeds of all Securities sold by the Selected Dealer and accepted and confirmed by the Company.

                 (f) In the event the Company elects to sell its Securities to those categories of purchasers described below on terms that are net of all commission and due diligence expenses otherwise applicable, it is agreed and understood by the Selected Dealer that in such case no Sales Compensation or due diligence reimbursement will be due or owed by the Company to the Selected Dealer under this Agreement or otherwise, regardless of the activities of the Selected Dealer in causing the said sale or the benefit to the Company. The categories of purchasers are as follows:

                     (i) Registered investment advisers, trust companies, bank trust departments, brokers purchasing for their own accounts, and officers, directors and Employees of the Company; or

                     (ii) Any party who directly or through a registered investment adviser acquires at least $1 million worth of Securities from the Company.

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                  3.5. The Selected Dealer represents and warrants to the
Company, and each person and firm which signs the Registration Statement, that the information under the caption "Plan of Distribution" in the Prospectus and all other information furnished to the Company by the Selected Dealer in writing expressly for the use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  3.6. The Selected Dealer represents that it has reasonable grounds to believe, based on information obtained from the Company and through the Prospectus or other materials, that all material facts relating to a sale of the Securities (including facts relating to the items set forth in Section 4(A) of Section 34 of the NASD's Rules of Fair Practice) are adequately and accurately disclosed and provide a basis for evaluating an investment in the Company.

                  3.7. The Selected Dealer covenants not to execute any subscriptions in the Company on behalf of a customer for which it holds a discretionary account without the prior written approval of such customer.

                  3.8. The Selected Dealer covenants that it will maintain subscription agreements with respect to investors in the Company and other documents relating to the suitability of the investors in the Company for a period of not less than six years after the termination of the offering with respect to the Company.

                  3.9. In recommending the purchase of Securities, and before confirming any sale of such Securities to a customer, the Selected Dealer shall have reasonable grounds to believe, on the basis of information obtained from such customer concerning his or her investment objectives, other investments, financial condition and needs, and any other information known to the Selected Dealer, that (a) the customer is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the benefits described under the caption "Income Tax Aspects:" (b) the customer has a fair market net worth sufficient to sustain the risks inherent in an investment in the Company, including loss of investment and lack of liquidity; and (c) an investment in the Company is otherwise suitable for the customer.

                  3.10. The Selected Dealer covenants not to execute any subscription in the Company prior to informing the subscribing investor of all pertinent facts relating to the liquidity and marketability of the Securities during the term of the investment.

                  3.11. No person is authorized to make any representations concerning the Securities except those contained in the Company's then current Prospectus and the Company's approved sales literature. Selected Dealer shall not sell any Securities

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pursuant to this Agreement unless a copy of the Prospectus is furnished to each purchaser prior to the acceptance of the purchaser's subscription. Selected Dealer agrees not to use any of the supplemental sales literature of any kind without the prior written approval of the Company, unless the literature is furnished by the Company for such purpose. Selected Dealer agrees that any document marked "Not for Distribution to the Public" will not be distributed to any public investor. In offering and selling the Securities, the Selected Dealer shall rely solely upon the representations contained in the Company's Prospectus and the approved sales literature.

                  3.12. By accepting this Agreement, Selected Dealer represents that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is a member in good standing of the NASD if located in the United States, is licensed as a broker-dealer in one or more jurisdictions in which the Securities may legally be sold and will maintain such registration, membership and licenses throughout the term of this Agreement. Furthermore, Selected Dealer agrees to and represents that it will comply with all applicable federal laws, the rules and regulations of the NASD, and those securities laws (and rules promulgated thereunder) of those jurisdictions in which it offers and sells the Securities. Selected Dealer also represents that it will use the "Preliminary Prospectus" and the final Prospectus and the approved sales literature strictly in conformance with federal and state securities laws, and will only offer and sell the Company's Securities to bona fide residents of those jurisdictions in which Securities may legally be sold and which the Selected Dealer is licensed. The Selected Dealer shall not be entitled to any compensation during any period in which its registration with the Securities and Exchange Commission, membership with the NASD or license in the jurisdiction where a sale occurred has been suspended or terminated.

                  3.13. By accepting this Agreement, the Selected Dealer has assumed full responsibility for thorough and prior training of its representatives concerning the selling methods to be used in connection with the offer and sale of the Securities, giving special emphasis to the principles of full and fair disclosure to prospective purchasers and taking all necessary steps to ensure that all of its representatives engaged in the offer and sale of the Securities are, if applicable, properly registered with the NASD and licensed under the securities laws of those jurisdictions in which the Securities may legally be offered and sold and in which the representatives offer and sell such Securities.

         4.      Indemnification

                  4.1. The Company will indemnify and hold harmless the Selected Dealer, its officers and directors and each person, if any, who controls such Selected Dealer within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, to which such

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Selected Dealer, its officers and directors, or such controlling persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liability (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (B) in any "blue sky" application or other document executed by the Company on its behalf specifically for the purpose of qualifying any or all of the Securities for sale under the securities laws of any jurisdiction based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus or any supplement therein or any post-effective amendment therein, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; and will reimburse the Selected Dealer, its officers and directors and each such controlling person for any legal or other expenses reasonably incurred by the Selected Dealer, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selected Dealer specifically for use with reference to the Selected Dealer in the preparation of the Registration Statement or any such post-effective amendment therein or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment or supplement thereto; and provided further that the Company will not be liable in any case if it is determined that the Selected Dealer was at fault in connection with the loss, claim, damage, liability or action. This Indemnity Agreement will be in addition to any liability which the Company may otherwise have.

                  4.2. The Selected Dealer agrees to indemnify and hold harmless the Company, its officers and directors, each person or firm which has signed the Registration Statement and each person, if any, who controls the Company within the meaning of section 15 of the Securities Act, against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement thereto, or any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement thereto, or in any

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Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selected Dealer specifically for use with reference to the Selected Dealer in the preparation of the Registration Statement or any such preliminary prospectus or the Prospectus or any such amendment or supplement thereto, or (iii) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Securities by the Selected Dealer, and will reimburse the aforesaid parties, in connection with investigating or defending such loss, claim, damage, liability or action. This Indemnity Agreement will be in addition to any liability that the Selected Dealer may otherwise have.

                  4.3. Promptly after receipt by an indemnified party under this
Section 4 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof, and the omission to so notify the indemnifying party will relieve it from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies any indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to section 4.4) incurred by such indemnified party in defending himself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

                  4.4. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. In the case such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm which has been selected by a majority of the indemnified parties

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against which such action is finally brought, and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

                  4.5. The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Selected Dealer or the Company, or any officer or director of either of them, (ii) delivery of any Securities and payment therefor, or (iii) any termination of this Agreement. A successor of any Selected Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this
Section 4.

         5.      Survival of Provisions.

         The respective agreements, representations and warranties of the Company and the Selected Dealer set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of the Selected Dealer or any person controlling the Selected Dealer or by or on behalf of the Company, or any person controlling the Company, or (iii) the acceptance of any payment for the Securities.

         6.      Applicable Law.

         This Agreement is executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Texas.

         7.      Counterparts.

         This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract; but all counterparts, when taken together, shall constitute one and the same Agreement.

         8.      Successors and Amendment.

                  8.1. This Agreement shall inure to the benefit of, and be binding upon, the Selected Dealer, the Company, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

                  8.2. This Agreement may be amended in whole or part, upon the written Agreement of the Selected Dealer and the Company.

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          9.      Term.

         Any party to this Agreement shall have the right to terminate this Agreement on ten (10) days' written notice.

         10.     Notices.

         Any notice under this Agreement shall be given or confirmed in writing, delivered personally or sent by certified mail, postage pre-paid, addressed as specified in this Section:

                 NOTICES TO COMPANY:

                 American Asset Advisers Trust, Inc.
                 8 Greenway Plaza
                 Suite 824
                 Houston, Texas  77046

                 NOTICE TO SELECTED DEALER:

         11.     Confirmation.

         The Company hereby agrees and assumes the duty to confirm on behalf of itself, and on behalf of Selected Dealer, all orders for purchase of Securities accepted by the Company. Such confirmations will comply with the applicable rules of such other jurisdictions to the extent the Company is advised of such laws in writing by the Selected Dealer.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding Agreement between us as of the date first above written.

                                           Very truly yours,

                                           AMERICAN ASSET ADVISERS TRUST, INC.

                                           By:________________________________
                                               H. Kerr Taylor, Its President

                                           We hereby agree to the terms hereof.

                                           ___________________________________

                                           By:________________________________
                                              ________________________________
                                              Its_____________________________

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